COOPERATION
                         AGREEMENT

After friendly negotiation, China Sichuan International Economy, Science & Technology Promotion Association (thereafter the Association) and LinuxOne, Inc. have reached the following agreements of cooperation in the fields of economy, science & technology as following:

1. On mutually beneficial basis, each side will cooperate fully in the fields of economy, science & technology, provide convenience and create conditions actively for the development of the other side's business activities.

2. As the only agent of LinuxOne in the Southwest of China, the Association should be responsible for LinuxOne's product promotion, technical cooperation, and business conneciton in this region. LinuxOne should not set up other agents or representatives in the Southwest of China (including Sichuan Province, Chongqing City, Yunnan Province, Guiyang Province and Tibet Autonomous Region).

3. LinuxOne should be responsible for providing necessary documents and funds to the Association for the promotion of Linux software.

4. Cooperation beyond this agreement will be signed later after friendly negotiation. The agreement is valid for one year, and may be renewable.

5. This agreement has two copies in Chinese and English form, each side will keep one signed copy.

Sichuan International Economy,                         LinuxOne, Inc.
Science & Technology Promotion Association
/s/ Secretary General signature                         /s/ Wun C. Chiou, Sr.,
President

Date:      9-29-99                              Date: 9-29-99